Exhibit 10.18

TABLE OF CONTENTS

1.	DEFINITIONS	2
2.	SCOPE OF AGREEMENT	5
3.	INTEGRATION SERVICES	6
4.	NUTANIX DEMAND FORECAST	7
5.	ORDERS	7
6.	PRICING	8
7.	DELIVERY, REJECTION AND ACCEPTANCE	11
8.	PAYMENT	11
9.	CANCELLATION AND RE-SCHEDULING	12
10.	ENGINEERING CHANGE ORDER MANAGEMENT	12
11.	QUALITY	13
12.	COMPONENT LIABILITY	16
13.	MEET IN THE FIELD	17
14.	WARRANTIES	18
15.	ADMINISTRATION AND DISPUTES	19
16.	INTELLECTUAL PROPERTY	20
17.	LIMITATION OF LIABILITY.	22
18.	INDEMNIFICATION	22
19.	CONFIDENTIAL INFORMATION	23
20.	TERM AND TERMINATION	23
21.	COMPLIANCE WITH LAWS	24
22.	RESTRICTIONS ON USE OF COMPONENTS AND P/P/S COMPONENTS	24
23.	ENVIRONMENTAL COMPLIANCE	24
24.	AUDIT	25
25.	GENERAL	25
EXHIBIT A— SAMPLE BOM INPUT FILE (PARTIAL VIEW ONLY)		30
EXHIBIT B—INTEGRATION TEST REQUIREMENTS		31
EXHIBIT C—QUALITY PLAN		42
EXHIBIT D—MEET IN THE FIELD		47
EXHIBIT E—PRODUCT LIST		49
EXHIBIT F—NUTANIX/AVNET NDA		56
EXHIBIT G—NUTANIX OWNED INVENTORY		57

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INTEGRATION SERVICES AGREEMENT

This Integration Services Agreement (“Agreement”) is entered into this 19th day of May 2016 (“Effective Date”), by and between Nutanix Inc., and Nutanix Netherlands B.V. (collectively “Nutanix”), and Avnet, Inc. 2211 S. 47th St., Phoenix, AZ 85034 and Avnet Europe Comm. VA, Kouterveldstraat 20, B-1831, Belgium (collectively “Avnet”). Nutanix and Avnet are each referred to herein as a “Party” and collectively as the “Parties”.

Avnet agrees to integrate and deliver Products pursuant to Specifications to meet Nutanix Orders for the consideration listed herein as follows:

1.	DEFINITIONS

1.1	Affiliates means, with respect to a party, any corporation or other business entity Controlled by, Controlling or under common Control with that party, whereby Control means the direct or indirect ownership of more than 50% (fifty percent) of the equity interest in such corporation or business entity, or the ability in fact to control the management decisions of such corporation or business entity. An entity will be deemed an Affiliate only so long as such Control exists.

1.2	Approved Vendor List or AVL means the list of vendors approved to sell Components to Avnet for inclusion in Products.

1.3	Arena means the Nutanix operated system which stores information about the Products including but not limited to the Approved Vendor List and the Specifications. Nutanix shall ensure that Avnet has adequate access to Arena.

1.4	Bill of Materials or BOM means the list of Components that make up a particular Product.

1.5	BOM Input File or BIF means the electronic file outlining the BOM and the various Components that make up the BOM.

1.6	Business Hours for business transacted in EMEA (meaning Europe, Middle East and Africa) shall mean 9:00 to 17:00 CET on Working Days and for business transacted in the Americas shall mean normal business hours.

1.7	Components shall mean all Components and other materials included in Products provided by third parties and approved in writing by Nutanix. Components shall be either Standard, Non-Standard or Custom Components.

1.7.1	Standard Components – shall mean ‘off the shelf’ generally available Components that meet the standard cancellation terms (i.e. Components that can be rescheduled, cancelled, or returned by Avnet at any time without notice or liability). Standard Components shall include Components from the following companies: [***], until such Standard Components are placed in Supermarket Inventory. In the Quarterly Pricing Process, the Parties shall exchange the BIF to delineate the types of Components. This list may be updated by written agreement of the parties and is subject to change based on changes to these companies’ programs. Unless listed in the sample BIF in Exhibit A or on written

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updates to that schedule as a Custom Components, Components shall be deemed Standard Components. Nutanix shall have no component inventory liability for Standard Components.

1.7.2	Non-Standard Components means Components that may not be Nutanix specific items but for which Avnet cannot cancel or return without notice or liability and shall be listed as part of the BIF. Nutanix shall have component inventory liability for Non-Standard Components per Section 12.

1.7.3	Custom Components means Nutanix specific items such as bezels, Nutanix-designed packaging, labels, cables and any other items as mutually defined on a quarterly basis. The actual list of Custom Components shall be listed in Exhibit A and updated by the parties regularly as part of BIF. Custom Components also include Components that may not be Nutanix specific items but for which Avnet cannot cancel or return without notice or liability. Nutanix shall have component inventory liability for Custom Components per Section 12.

1.7.4	Component Cost means the price for each Component as agreed to between the parties during the quarterly pricing process as described in Section 6.

1.8	Costed Bill of Materials means the Bill of Materials or BOM that includes the Component Costs for each Component of the Product.

1.9	Counterfeit Components means an unlawful or unauthorized reproduction, substitution, or alteration of a Component or a P/P/S Component that has been knowingly mismarked, misidentified, or otherwise misrepresented to be an authentic, unmodified electronic part from the original manufacturer, or a source with the express written authority of the original manufacturer or current design activity, including an authorized aftermarket manufacturer. Unlawful or unauthorized substitution includes used electronic parts represented as new, or the false identification of grade, serial number, lot number, date code, or performance characteristics.

1.10	Demand Forecast shall mean a projection of Nutanix’s Product mix and volume requirements over a six (6) month period, or such other period designated by the parties. The Demand Forecast will be provided on a monthly basis.

1.11	Documentation means all manuals, materials, information, instructions, and other printed materials, whether in printed or electronic form, provided by Avnet.

1.12	End Customer means Nutanix or Nutanix’s customer that will receive the Products as may be indicated on an Order.

1.13	Epidemic Failure means the occurrence of common or repetitive failures of a Product to meet and operate in accordance with the applicable Nutanix specifications (i) that can be shown to be reproducible based on the occurrence of the same or similar root cause in a series, lot, batch or other separately distinguishable group of such Products where Avnet’s failure to perform the Services as described is determined to be a cause of failure and (ii) [***], or otherwise has or will result in a condition in which either Party’s reasonable opinion presents a potential safety or regulatory issue.

1.14	First Article means a complete physical and functional inspection of Product and its associated Documentation to assure conformance to Nutanix Specifications.

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1.15	Gold Material means Products or Components utilized solely for test purposes. Avnet will procure, manage and maintain dedicated Gold Material to test the Products in accordance with the terms of Exhibit B.

1.16	Integration Center shall mean Avnet’s facility in Chandler, Arizona or Tongeren, Belgium. In general, the Chandler facility is intended to fulfill orders from the Americas region (US, Canada, LATAM, Mexico), while the Tongeren facility will be intended to fulfill orders outside the Americas.

1.17	Intellectual Property means, to the extent afforded protection by law or the laws of any jurisdiction or bi-lateral or multi-lateral international treaty regime all industrial and other intellectual property rights comprising or relating to: (a) Patents; (b) Trademarks; (c) internet domain names, whether or not Trademarks, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, website and URLs; (d) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, data, data files, and databases and other specifications and Documentation; (e) Trade Secrets; and all industrial and other intellectual property rights, and all rights, interests and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the laws of any jurisdiction throughout in any part of the world.

1.18	Lead Time means the time required for Avnet to assemble the Products after it has received an Order from Nutanix with a goal that for standard Products where Components are available in the Supermarket, the Lead Time shall be no more than [***].

1.19	New Product Introduction means a Product not listed on Exhibit E, introduced to the market by Nutanix.

1.20	Nutanix Owned Inventory or NOI means Products, subassemblies or Components purchased from Avnet or a third party that are owned by Nutanix, which Avnet agrees to store for Nutanix.

1.21	Nutanix Specifications shall mean the technical and functional documents related to the Products as set forth in Arena and supplemented by the parties in writing from time to time.

1.22	Order shall mean any purchase order for Products and/or Services placed by Nutanix.

1.23	P/P/S Components means a component and related Documentation that is purchased by Nutanix from Avnet on a “pick, pack, ship” basis that is not integrated into a Product.

1.24	PPV or Purchase Price Variance means the difference between the Component Cost and the actual price paid by Avnet for the Component.

1.25	Price or Prices shall mean the prices for Products and shall consist of the Component Costs of the Components included in the Products plus the Transformation Costs.

1.26	Product means the Nutanix products that are marketed and sold to End Customers an initial list of which is listed in Exhibit E which may be amended to from time to time. Avnet agrees to

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procure Components, assemble, test and package these products in accordance with the Product Specifications and the terms of this Integration Services Agreement.

1.27	Prototype means a proposed Nutanix Product developed for evaluation and testing purposes and Nutanix’s internal use only.

1.28	QBR means a quarterly business review held jointly by Nutanix and Avnet.

1.29	Quarterly Pricing Process means a quarterly meeting or series of meetings in which the Price for the Product shall be established by looking at the price of the Components individually as further described in Section 6.8 herein.

1.30	Quarterly Settlement Process means a quarterly meeting or series of meetings between the parties in which the parties will resolve any price or cost issues for the Products or Components from the previous quarter as further described in Section 6.9 herein.

1.31	Rejected Product shall mean any Products that either (i) failed functional or cosmetic testing during the integration process at Avnet and rejected by Nutanix or (ii) returned to Avnet as field failures by the End Customer pursuant to this Agreement.

1.32	Return Material Authorization or RMA means the authorization by Avnet for Nutanix to return Products or P/P/S Components.

1.33	Services shall mean the materials management and system integration services Avnet performs for final assembly, test and packaging for creation and delivery of the Products.

1.34	Software means the object code version of the software provided by Nutanix for integration into a Product.

1.35	Supermarket Inventory shall mean all Components (“Components” shall mean Standard Components, Non-Standard Components and Custom Components collectively) that have been acquired and tested by Avnet and are ready to be incorporated into a final Product. Once Standard Components have been placed in Supermarket Inventory they are classified as Non-Standard Components.

1.36	Tooling means any tooling and fixtures and/or test equipment provided by Nutanix in connection with the assembly by Avnet of the Product.

1.37	Working Day means any day other than Saturday and Sunday of the week and other than gazetted or statutory holiday of the jurisdiction where the Services are performed.

2.	SCOPE OF AGREEMENT

2.1	This Agreement, any amendment, exhibit, addendum, appendix, or attachment thereto constitutes the entire integrated agreement between the parties with respect to Products and P/P/S Components purchased and or Services supplied hereunder and, except as stated herein,supersedes all prior written or oral understandings or agreements relating to the same including but not limited to the Memorandum of Understanding between the parties dated September 3, 2015 (“MOU”). In the event of any conflict between these terms and the terms on

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the face of any Order, the terms of this Agreement will govern. The parties agree that all pre-printed terms on any Order, Order acknowledgment or other forms submitted by either Party shall be void and of no effect. The following form a part of this Agreement: (a) Exhibit A – Sample BOM Input File; (b) Exhibit B – Integration Test Requirements and related Appendices; (c) Exhibit C – Quality Plan; (d) Exhibit D – Meet in the Field; (e) Exhibit E—Product List; f) Exhibit F—Nutanix/Avnet NDA; and (g) Exhibit G—Nutanix Owned Inventory. In the event of conflicting terms, this Agreement will control and the order of precedence with respect to this Agreement is as follows: (i) the Sections in the body of this Agreement; (ii) the Exhibits to the Agreement; (iii) the non-pre-printed terms on the face of any Order.

2.2	The parties anticipate that this Agreement will be amended to include the provision of Services and sales of Products and P/P/S Components to include other regions.

2.3	No modification of this Agreement will be binding on either Party unless set forth in writing and specifically referencing this Agreement and signed by an authorized agent of each Party.

3.	INTEGRATION SERVICES

3.1	Services. Avnet shall perform the Services in accordance with (a) the terms of this Agreement; (b) using personnel of required skill, experience and qualifications; (c) in a timely, workmanlike and professional manner; and (d) in accordance with the industry standards; and (e) to the reasonable satisfaction of Nutanix. In performing the Services, Avnet shall ensure the Products are integrated and tested in accordance with the Nutanix Specifications.

3.2	Capacity. Avnet shall provide sufficient capacity at the applicable Integration Center to integrate Products to meet the Demand Forecast. If Avnet believes that it will not have sufficient capacity at the applicable Integration Center to satisfy the requirement above, Avnet will notify Nutanix and use commercially reasonable efforts to remedy the issue. In order for Avnet to move production of Products to a different Integration Center, Avnet must obtain Nutanix’s prior written approval. It is the intention of the parties that Orders in [***] will be fulfilled from the [***] and Orders from [***] will be fulfilled from the [***]. [***]

3.3	Software Load. As part of performing the Services, Avnet shall load the Software onto Products in accordance with the Nutanix Specifications. Nutanix shall provide to Avnet the required Software versions, files and other material needed to load the Software onto the Products and Avnet shall take all reasonable steps to ensure the security of the Software.

3.4	Use of Subcontractors. Avnet may perform portions of the Services using subcontractors provided that Nutanix has agreed in writing or via email confirmation to the use of such subcontractors. Once a subcontractor has been approved by Nutanix, Avnet does not need to obtain further or ongoing approval moving forward. Notwithstanding the foregoing, this clause does not prohibit Avnet’s use of staffing agencies for temporary help or require Nutanix approval to do so. Avnet shall remain jointly and severally liable for the acts and omissions of subcontractors of its choosing.

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3.5	Exchange of Electronic Data. The parties will enable various types of electronic data exchange to facilitate Orders and other communications.

3.6	Nutanix Personnel Access. Avnet shall permit Nutanix personnel access during regular Business Hours to the Integration Center in which the Services are being performed. Avnet shall permit Nutanix personnel to inspect the Avnet integration lines and Avnet testing facilities for the Products. In addition, Avnet shall provide Nutanix personnel with a separate work area within the Integration Center during the visit of such Nutanix personnel. In addition, upon prior written notice, should Nutanix reasonably require access to an Integration Center outside of normal Business Hours, Avnet shall reasonably accommodate such request.

3.7	Testing. Avnet shall perform testing Services on each of the Products it provides to Nutanix. The test requirements for Avnet’s performance of the Services are described in Exhibit B, Integration Test Requirements.

3.8	Nutanix Owned Inventory. The terms and process for receiving and handling NOI are detailed in Exhibit G.

4.	NUTANIX DEMAND FORECAST

4.1	Each calendar month, Nutanix will provide to Avnet a Demand Forecast for Products for the following [***].

4.2	Avnet shall respond to the Demand Forecast with a commitment to meet the Demand Forecast noting any exceptions to the requested Demand Forecast. Avnet shall provide a monthly capacity analysis report detailing sufficient Integration Center capacity available to fulfill Nutanix’s monthly Demand Forecast and Component availability for the period outlined in such Demand Forecast.

4.3	Except to the extent that Avnet is entitled to procure Components under Section 12 below, Nutanix will not be bound by the Nutanix Demand Forecast or other sales information it may provide to Avnet.

5.	ORDERS

5.1	Nutanix shall submit Orders and Avnet shall acknowledge such Orders for Products within [***] of Order receipt. Avnet will provide an estimated ship date for Products at the time of acknowledgment. Avnet may reject an Order for a P/P/S Component only if such P/P/S Component is not in the BOM and is not reasonably available to Avnet.

5.2	Orders will include the description and Price per unit of Product; the quantities ordered, delivery information, and any other such information as the parties agree to from time to time. Orders will be issued in writing and delivered by e-mail, facsimile, electronic data exchange means or by other written methods that the parties agree to from time to time.

5.3	The Order will be deemed accepted by Avnet upon receipt of the Order described in Section 5.1 above and will be binding on the parties. Avnet agrees to use commercially reasonable efforts to fill accepted Orders within the Lead Time.

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5.4	Orders are cancelable and reschedulable per Section 9.

6.	PRICING

6.1	Product and P/P/S Component pricing shall be in [***] on the Order, unless otherwise agreed in writing between the parties, and are exclusive of applicable duties, sales or use taxes, including value added taxes but are inclusive of all other charges including charges for labeling, packaging and crating, any inspection fees, and all other taxes.

6.2	Avnet agrees to provide Nutanix with a detailed Costed Bill of Materials (“BOM”) with respect to each Product showing a breakdown of all Component Costs to Nutanix.

6.3	The pricing for the Product shall consist of the Component prices and the Transformation Costs (as described in Section 6.5 below). The Parties shall jointly agree on all Component pricing as part of the Quarterly Pricing Process. During each quarter, Avnet may attempt to reduce prices for certain Components. Should Avnet be successful in reducing the prices for certain Components, Avnet shall pass on [***]% of the benefit of such reduced price to Nutanix as PPV as described in Section 6.9.2 and implement the new lower price in the subsequent quarter if the reduced price continues to be offered.

6.4	The pricing of the Products will consist of the Component Cost that make up the Costed Bill of Materials for a particular Product that has been ordered plus a Transformation Cost (“TC”). The TC is inclusive of all direct labor and all indirect overheads such as profit and SG&A (Selling, General and Administrative) expenses. Pricing for Products or P/P/S Components do not include outbound freight, insurance or other transportation costs.

6.5	Transformation Cost for Production Units. Unless there is a material change to the scope of Services as of the Effective Date and until [***], the parties agree to the following initial TC for production volumes: [***]% for Services performed in the Chandler, Arizona facility and [***]% for services performed in the Tongeren, Belgium facility. After the initial TC period has lapsed, the TC for each Integration Center shall be agreed to by the parties on an annual basis.

6.6	Transformation Cost for Prototypes and P/P/S Components.

6.6.1	At the time of execution of this contract, the parties agree to the following TC for new Product introduction activities: [***]% for Services performed in the Chandler, Arizona facility. In addition, if there is a new Product developed which has no changes to the architecture from the previous Product, there shall be a one-time fee of $[***]. Alternately, if there is a new Product developed which changes the underlying architecture of the previous Product, there shall be a one-time fee of $[***].

6.6.2	The Parties agree to a TC of [***]% for P/P/S Components ordered by Nutanix.

6.7	RMA. Any repairs of Products or refurbishment of proof of concept Products which happen outside of the warranty period described in Section 14 shall be at the following labor rates depending upon the Integration Center: $[***] per incident, plus [***]% of materials costs for labor, plus the cost of the materials in the QPA. The Parties intend to execute an amendment to this Agreement superseding this Section 6.7 within thirty (30) days of the Effective Date.

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6.8	Quarterly Pricing Process

6.8.1	For the Quarterly Pricing Process, the Parties agree to meet at least once each Nutanix fiscal quarter (Nutanix’s fiscal year is August through July) and review Prices of the Products and Prices for the following fiscal quarter. Prices may be adjusted to reflect any (i) substantial increase or decrease in volume, (ii) change in market conditions or end user sales price of Products and (iii) changes in the costs for Components. As part of the Quarterly Pricing Process, the parties will discuss ways to reduce the overall cost of the Bill of Materials with a goal of reducing the overall cost for the Components by a minimum of [***]% each quarter.

6.8.2	Any Product Price increases due to increased costs in Components will not be effective until they have been: (a) reviewed in detail with Nutanix; (b) agreed upon by Nutanix and Avnet in writing; such agreement shall not be unreasonably delayed or withheld.

6.8.3	In the event of an agreed-upon Price increase, Avnet will fill, at the lower purchase Price, all Orders placed prior to the effective date of the agreed-upon Price increase. In the case that Component pricing is responsible for the Price increase, it is assumed that Component inventory at Avnet at the lower price (purchased within a reasonable required lead time to meet Nutanix’s demand) is such that all Orders placed prior to the effective date of the agreed-upon Price increase can be fulfilled. If inventory is not sufficient for Avnet to fill, at the lower purchase Price, all Orders placed prior to the effective date of the agreed-upon Price increase (and inventory was in fact purchased within a reasonable required lead time to meet Nutanix’s demand), then Avnet and Nutanix will set a mutually agreed-upon cut-in date for the agreed-upon Price increase for the balance.

6.9	Quarterly Settlement Process. Each Nutanix fiscal quarter, the parties will meet and engage in the Component Revaluation Process as described in section 6.9.1, PPV as described in section 6.9.2 and Freight Expedites as described in section 6.9.3.

6.9.1	Component Revaluation Process. The Component Cost for Non-Standard Components and Custom Components may be adjusted by the parties from quarter to quarter. Should the parties agree to reduce the Component Cost for a Component, Avnet shall receive a credit equal to the quantity of the relevant Component at hand times this price difference between the Component Cost for the previously agreed to quarter and the newly agreed Component Cost. Should the parties agree to increase a Component Cost(s), Nutanix shall receive a credit equal to the quantity of the relevant Component at hand times the increase in the Component Cost. For example, if Avnet has 100 units of Component A that it has purchased for Nutanix for $100 per unit and the price is reduced to $90, Avnet shall receive a credit of $1000 (100 units * $10 per unit) to make up for including this Component in Products at a rate higher than the current Component Cost. The section will not be applicable in the case where the Component manufacturer will revalue the Component at issue at their own expense.

6.9.2	PPV. The parties shall issue credits to each other to settle any PPV during the Quarterly Settlement Process. PPV may occur as a result of one of the following events:

i) a Component manufacturer or supplier charges Avnet a price different than the Component Cost for that Component;

ii) the percentage of purchasing for functionally equivalent Components from two or more manufacturers changes such that the weighted average Component Cost

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for the functionally equivalent Components also changes. (Below is an example where Component A is functionally equivalent to Component B):

	Supplier A Component			Supplier B Component			Totals

Component Cost	$	[***]		$	[***]
%Share Awarded		[***]	%		[***]	%
Weighted Average Component Cost (Supplier A Component Cost plus Supplier B Component Cost)	$	[***]		$	[***]		$	[***]
Actual % Share of Component usage		[***]	%		[***]	%
Weighted Average actual Component Cost (Supplier A Component Cost plus Supplier B Component Cost)	$	[***]		$	[***]		$	[***]
PPV per Component (Weighted Average of Component Cost minus the Weight Average of the actual Component Costs)	$	[***]		$	[***]		$	[***] per Component

iii) the actual ordering amount by Nutanix for the relevant Component results in a different volume discount and therefore a different price than that contemplated in putting together the Component Cost: or

(iv) regular price changes for Component(s) that traditionally occur on a calendar basis and result in a price difference from the Component Cost.

6.9.3	Freight Expedites. To fulfill Orders within the Lead Time, Avnet may need to expedite receipt of inbound Components and/or shipment of Products to End Customers. Avnet may expedite these shipments only with the prior written approval of Nutanix. Should the reason for any expedite be as a result of an act or omission of Avnet, Avnet shall take financial responsibility for such expedite. The parties shall review these expedited freight costs as part of the Quarterly Settlement Process and determine how these costs should be allocated.

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7.	DELIVERY, REJECTION AND ACCEPTANCE

7.1	On-Time Shipment. Avnet shall make commercially reasonable efforts to meet the target goal of [***]% on-time delivery to End Customers, defined as the shipment of Product by Avnet within a maximum window of [***] early, [***] late based on the Lead Time. Avnet shall make commercially reasonable efforts to deliver Products in accordance with the Lead Time.

7.2	Title. All Products delivered to Nutanix shall be [***]. [***]. As part of providing the Services, Avnet shall load the Products on the collecting vehicles and bear the risk of loss until Avnet’s tendered delivery to the Nutanix designee at no additional cost to Nutanix.

7.3	Packaging. Avnet will handle, pack, mark and ship Products or P/P/S Components in accordance with agreed upon written instructions, or if none are provided or are silent in a particular area, in accordance with Avnet’s normal practice provided that such practice is consistent with industry standards.

7.4	Delivery Documentation. Each delivery of Products or P/P/S Components must be accompanied by Avnet’s delivery document, and, as applicable, located in a clearly marked ship-to label, in the format described in Arena attached to each appropriate shipping carton. Each delivery document must at a minimum clearly state the following data, as applicable: (a) Nutanix Order number; (b) Customer PO number, (c) Nutanix Product number, (d) Serial Numbers where appropriate, (e) the quantity shipped.

7.5	Delivery Schedules. In the event that Avnet has reason to believe that any shipment of Product to the End Customer may not be delivered by the estimated ship date as described in Section 5.1 (and without waiver of any rights by either Party), Avnet shall provide advance notification to Nutanix, along with detailed proposed solutions and recovery plans. To the extent such delay is attributable to Avnet, Avnet shall bear any additional expenses including material expediting costs, premium transportation costs or labor overtime associated with meeting the specified Delivery Date or minimize the lateness of such deliveries.

7.6	Rejected Product. The parties will follow Avnet’s Return Material Authorization (“RMA”) process for the return of Rejected Products as described in the Amendment to be created as described in Section 6.7.

8.	PAYMENT

8.1	[***]. All payments will be made in [***].

8.2	As full consideration for the performance of the Services, Nutanix shall pay Avnet the undisputed amount stated on invoices from Avnet to Nutanix. Applicable taxes and other charges such as shipping costs, duties, customs, tariffs, imposts, and government-imposed surcharges (where appropriate) shall be stated separately on Avnet’s invoice. Avnet shall invoice Nutanix for all Products shipped and all Services actually performed. Nutanix shall pay the invoiced amount net [***] after receipt of a correct invoice.

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8.3	If Nutanix disputes the accuracy of an invoice (a “Billing Dispute”), Nutanix will, not later than [***] following the date of such invoice, notify Avnet in writing of the nature of the Billing Dispute. Nutanix may withhold payment of the disputed amount and such payment will not be considered past due during Avnet’s investigation. Avnet will make commercially reasonable efforts to completely resolve the Billing Dispute within [***] days following the date on which Avnet received Nutanix’s initial billing inquiry.

8.4	[***] will be responsible for all taxes with respect to Orders placed by Nutanix (except [***] income taxes), unless [***]. The parties that will issue, and respectively receive, the invoices for the charges are limited to the contracting parties in this agreement. Notwithstanding Section 25.8 below, prior written approval is required for any change in invoicing entities. Should the contracting parties, invoicing entities or Integration Centers change during the Term, the parties shall discuss how to move forward in good faith.

9.	CANCELLATION AND RE-SCHEDULING

9.1	Avnet agrees to the following cancellation terms:

9.1.1	Nutanix may cancel any Orders in its sole discretion at any time before the actual shipment of the Order at no additional cost to Nutanix. Further, unless Nutanix directs Avnet to disassemble the Product that is the subject of the cancellation, any cancellation of an Order shall also be at no cost to Nutanix. Disassembled Product will be placed in Supermarket Inventory.

9.1.2	To assist Avnet with capacity planning, Nutanix will make commercially reasonable efforts to provide adequate advance notice of cancellations.

9.1.3	In instances where business conditions mandate Nutanix cancellation of Product, Avnet will exercise commercially reasonable efforts to de-book, re-schedule or otherwise dispose of Components on backlog so as to minimize liability passed on to Nutanix.

9.2	Avnet agrees to the following re-scheduling terms:

9.2.1	Nutanix may re-schedule any Orders in its sole discretion at any time before the actual shipment of the Order at no cost to Nutanix.

10.	ENGINEERING CHANGE ORDER MANAGEMENT

10.1	Avnet or Nutanix may at any time propose changes to the relevant Nutanix Specification, integration process or any other process described in Exhibit C by a written engineering change notice (“ECN”).

10.2	The recipient of an ECN will use all reasonable efforts to confirm receipt within [***] and to provide a detailed response within [***] of receipt.

10.3	Avnet will advise Nutanix of the likely impact of an ECN (including but not limited to scheduling and Prices) on the provisions of any relevant Order. For significant Product changes, and after any Pricing or re-working costs are agreed, Avnet shall review the impact on Nutanix’s inventory and shall replace or rework Product inventory as directed by Nutanix.

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10.4	Any ECNs relating to personal and product safety will be implemented without delay.

10.5	Until an ECN and any associated impact on any relevant Order have been agreed in writing, the parties will continue to perform their obligations under the relevant Order without taking account of that ECN.

10.6	In the event Nutanix initiates an ECN, Nutanix will pay the reasonable costs of any replacement or rework activity under Section 10.3 above and any obsolete and/or excess Components resulting from such ECN will be dealt with in accordance with Section 13 below.

10.7	In the event Avnet initiates an ECN, Nutanix shall not be liable for such costs unless otherwise agreed.

10.8	Mandatory ECN’s shall be applied as specified by Nutanix in each individual ECN instruction. All line and field Rejected Products shall be repaired and upgraded to the latest mandatory ECN level per Avnet’s quote for repairs and upgrades.

11.	QUALITY

11.1	Product quality is a material term of this Agreement.

11.2	Quality Program. Avnet agrees to maintain objective quality programs for all Products and commits to achieve agreed-to quality goals as set forth in Exhibit C.

11.3	Epidemic Failures. Epidemic failures may be identified by Nutanix, Nutanix’s designated service provider, Avnet’s test procedures or may appear as End Customer-reported failures.

11.3.1	Upon occurrence of an Epidemic Failure, Nutanix may invoke a production line shutdown (“Stop Ship”) until root cause is determined.

11.3.2	Avnet shall promptly notify Nutanix and shall provide, if known, a description of the failure, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates, of the failed Products.

11.3.3	Nutanix shall make available to Avnet, samples of the failed Products for testing and analysis. Upon receipt of affected Product from Nutanix, Avnet shall promptly provide its preliminary findings regarding the cause of the failure. The parties shall cooperate and work together to determine the root cause. Thereafter, Avnet shall promptly provide the results of its root cause corrective analysis, its proposed plan for the identification of and the repair and/or replacement of the affected Products, and such other appropriate information. Avnet shall recommend a corrective action program which identifies the affected units for repair or replacement, and which minimizes disruption to the End Customer. Nutanix and Avnet shall consider, evaluate and determine the corrective action program.

11.3.4	If the Epidemic Failure is due to a breach of warranty under Section 15.2 for which Nutanix is entitled to remedy under this Agreement, Avnet shall at Nutanix’s option: (i) either repair and/or replace the affected Products; or (ii) provide a credit or payment to Nutanix in an amount equal to and shall bear the following warranty costs for verified epidemic failures: [***].

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11.4	Product Hazard. In the event either Avnet or Nutanix becomes aware of any information that reasonably supports a conclusion that a defect may exist in any Product covered by this Agreement and the defect may cause death or bodily injury to any person or property damage (a “Hazard”), the Party becoming aware of this information shall immediately notify the other of the Hazard. In all events, notification to the other Party shall precede notice to any governmental agency, unless required by law. Avnet and Nutanix shall promptly exchange all relevant data and then, as promptly as possible, meet to review and discuss the information, tests and conclusions relating to the Hazard. At this meeting, the parties shall discuss the bases for any action, including a recall, and the origin or causation of the Hazard. Each Party shall, on request, provide to the other reasonable assistance in (a) determining how best to deal with the Hazard; and (b) preparing for and making any presentation before any governmental agency which may have jurisdiction over Hazards involving Products.

11.5	Procurement. Avnet is authorized to purchase Components using industry standard purchasing practices including, but not limited to, acquisition of material recognizing minimum order quantities, ABC buy policy and long lead time Component management to meet Nutanix Order requirements.

11.6	AVL. Avnet shall procure all Components according to the AVL and may be referred to as “Sourcing” in Arena.

11.7	Component Lead Time. The parties shall review Component lead-time no less frequently than quarterly, or more frequently if requested by Nutanix in writing. Updates shall be made to Avnet’s MRP system within [***] of Avnet being notified of lead time changes for the purposes of avoiding excess or insufficient inventory of Components.

11.8	Component Suppliers. Nutanix may designate Component suppliers from whom Avnet is required to procure Components to integrate into the Products. Avnet agrees that it is responsible for contracting with the Component suppliers and Nutanix is not responsible for any transactions between Avnet and Component suppliers.

11.9	Counterfeit Components. Avnet shall establish and maintain an acceptable Counterfeit Component detection and avoidance system.

11.9.1	Any Counterfeit Components discovered in the Products must be replaced at Avnet’s expense.

11.9.2	Nutanix will have no liability for Counterfeit Components procured by Avnet.

11.9.3	In addition to any other remedies Nutanix may have under this Agreement and at law, [***].

11.10	Upside. Except in end-of-life situations, Avnet will ensure Nutanix has access to Components supply coverage to achieve [***] percent ([***]%) of the Demand Forecast. If any of the supplier programs initiated to achieve the [***]% upside on components represent additional liability to Nutanix beyond the Forecast, the parties agree that Avnet will need Nutanix’s written approval acknowledging the liability for those Components according to the terms of Section 12 of this Agreement before Avnet will procure the upside amount of those Components.

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11.11	Avnet will review with Nutanix prior to entering into any binding (non-cancelable) contractual agreement for Custom Components beyond those required by the Demand Forecast and notify Nutanix in writing of such non-cancelable contractual agreements and the applicable lead times, that vary from the standard lead time listed in Avnet’s MRP system. Unless otherwise agreed (and such agreement not to be unreasonably delayed or withheld) Nutanix shall have no responsibility, financial or otherwise, for Excess Inventory (defined below) or Obsolete Inventory (defined below) or long lead materials acquired by Avnet which are in excess of these requirements. For all purchases in support Demand Forecast for Custom Components or Non-Standard Components no separate NCNR Agreement or signature is required in order for inventory liability to attach.

11.12	Component Change Notification. Should Avnet be notified that a Component may no longer be available from the manufacturer of the Component then Avnet may discontinue the availability of Components by providing Nutanix with the notice terms provided by the Component manufacturer upon [***] prior written notice or as soon as practicable following notification of Component manufacturer if less than [***] (an “End of Life Notice”). If the Components are available in the Supermarket Inventory or otherwise available by the Component manufacturer or Component manufacturer authorized reseller, Nutanix may continue to place Orders for Products that utilize the Components for [***] after the End of Life Notice is issued under the same terms and conditions available prior to the End of Life Notice being issued – but only if the Component manufacturer has not changed such terms and conditions. If an End of Life Notice has been issued, Avnet will seek to reduce Component liability to that required solely to satisfy pending Orders.

11.13	Shortages or Lead Time changes. Avnet will promptly notify Nutanix in writing of any shortage in available supply of Components or if there is a longer lead-time for a specific Component.

11.14	PPV Approval. Prior written approval shall be required before the purchase of any Components where the Purchase Price Variance is in excess of [***]% or $[***] of current standard cost for such Component. Prior written approval shall be required before the purchase of any components where the Purchase Price Variance section of this Agreement (Section 6.10.3) is triggered. Avnet will provide Nutanix with a PPV report on a [***] basis and all supporting documents will be presented to Nutanix as part of the Quarterly Settlement Process.

11.15	FIFO. Avnet shall maintain a “first-in, first-out” inventory system, and shall ensure that all new Product and repaired Product (except in instances where it is not commercially or technically practicable) is shipped at the latest Product revision.

11.16	Tooling. Avnet shall act in a commercially reasonable and prudent manner in its handling and storage of the Tooling so as to minimize any loss or damage. Avnet shall segregate the Tooling from other materials in Avnet possession to ensure that at all times the Tooling is, if feasible, clearly marked as being the property of Nutanix. Avnet shall bear all risk of loss or damage to Tooling full liability for any losses of the Tooling in Avnet’s possession. Tooling supplied by Nutanix shall (i) be and remain its personal property; (ii) be subject to inspection by Nutanix during Business Hours and upon reasonable advance notice (iii) be used only to provide the Services to Nutanix; (iv) be kept free of liens and encumbrances caused by Avnet; and (v) not be modified in any manner by Avnet unless agreed by Nutanix in advance in a build schedule or otherwise in writing. Nutanix shall retain all right, title and interest in the Tooling and Avnet

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shall treat and maintain the Tooling with the same degree of care as Avnet uses with respect to its own valuable equipment and components, but in no event with less than a reasonable degree of care for equipment or components of a similar kind and importance. Upon Nutanix’s request, Avnet shall deliver all Tooling in the same condition as received, except for normal wear and tear; the parties shall determine the manner and procedure for returning the Tooling, and Nutanix shall pay the corresponding freight costs. Upon Nutanix’s request, Avnet shall execute all documents, or instruments evidencing Nutanix’s ownership of the Tooling as Nutanix may from time to time request. As updates, calibration, or changes to the Tooling are required by Nutanix, Avnet shall charge and Nutanix shall pay, on a time and material basis for the services performed on the Tooling.

11.17	Defective Components. Should Avnet discover that a Component is defective or does not meet the Nutanix Specifications, Avnet may work directly with the Component manufacturer to resolve the issue. For the purpose of clarity, if a Component does not meet the manufacturer’s specification, Nutanix shall have no inventory liability for such Component.

11.18	Nutanix Owned Inventory. In addition to the terms in the body of this Agreement, the parties agree that all Nutanix Owned Inventory shall be governed by the additional terms set forth in Exhibit G.

12.	COMPONENT LIABILITY

12.1	Both Parties desire that Avnet effectively manage all Components and material inventory such that the inventory will be completely consumed by the end-of-support of the Products and Nutanix will consequently have no material liability for unused Components.

12.2	Nutanix shall have no liability for any inventory or Components except as set forth in this Section.

12.3	All Custom Components, Non-Standard Components and Supermarket Inventory aged over [***] will be charged a monthly carrying charge from [***] to [***] at a rate of [***]% of the inventory value. Any inventory aged greater than [***] shall be reclassified as Obsolete Inventory.

12.4	The Custom Components and Non-Standard Components for which Nutanix has liability under this Agreement shall be reviewed no less frequently than on a quarterly basis and both parties shall work together with the aim of converting as many Components as reasonably practical from Custom Components to Standard Components. Any costs incurred by Avnet in converting Custom Components to Standard Components will be reimbursed by Nutanix at mutually agreed upon prices.

12.5	Nutanix’s Inventory liability for Custom Components and Non-Standard Components shall be as follows:

12.5.1	Excess Inventory. Custom Components or Non-Standard Components are deemed to be excess (“Excess Inventory”) for any quantity on hand greater than what is needed to meet the Demand Forecast including all Excess Inventory in Supermarket Inventory. Nutanix agrees to pay an Inventory Carrying Cost (“ICC”) of [***]% of the Custom Component or

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Non-Standard Component cost per month for inventory in Excess Inventory. For example, if there [***] units of the Custom Components or Non-Standard Components at issue in inventory and the Demand Forecast calls for [***] units of those Custom Components or Non-Standard Components then [***] units of the Custom Components or Non-Standard Components at issue are subject to the ICC. The parties shall settle the ICC as part of the Quarterly Settlement Process. Any Excess Inventory that has aged greater than [***] shall be reclassified as Obsolete Inventory (as defined below).

12.5.2	Obsolete Inventory: Custom Components or Non-Standard Components are obsolete (“Obsolete Inventory”) when they are no longer forecasted, or have a disposition of ‘scrap’ within an ECN. With regard to obsolete Custom Components or Non-Standard Components, Avnet shall:

(a)	Provide to Nutanix within [***] following the date the Custom Component or Non-Standard Component is determined to be obsolete (the “Obsolesce Date”), a notice of the potential cost (by part number); and

(b)	For a period of [***] from the Obsolesce Date, upon review by Nutanix, use commercially reasonable efforts to:

(i)	Cancel outstanding orders for Custom or Non-Standard Components

(ii)	Return, return for credit or sell such Custom or Non-Standard Components back to the original supplier or to a third Party;

(iii)	Use obsolete Custom or Non-Standard Components for the integration of other products for other Avnet customers; or

(iv)	Rework, at Nutanix request and expense, for alternate configuration of Products.

12.5.3	After such a [***] period:

(a)	Avnet will, at Nutanix’s option, deliver to Nutanix (or if Nutanix so requests, otherwise dispose of) all Excess or Obsolete Inventory then held by Avnet; and

(b)	Avnet shall be entitled to invoice Nutanix for the current price of this Excess or Obsolete Inventory.

12.5.4	Avnet shall measure Excess or Obsolete Inventory monthly but the parties shall resolve any Excess or Obsolete Inventory issues as part of the Quarterly Settlement Process.

12.6	Avnet will undertake reasonable efforts to reduce Excess Inventory and Obsolete Inventory through open order cancellations, return for credit programs, reworks or allocation to alternative programs (if available and appropriate).

12.7	Both parties shall meet [***] regarding Excess Inventory and Obsolete Inventory to determine the best method to mitigate Nutanix’s potential inventory liability. Inventory liability for Custom and Non-Standard Components will be evaluated [***] or as mutually agreed by the parties.

13.	[***]

13.1	The parties intend to engage in “[***]” transactions. Such [***] transactions shall be governed by Exhibit D.

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14.	WARRANTIES

14.1	Avnet will pass through to Nutanix any transferable P/P/S Component or Component warranties, indemnities, and remedies provided to Avnet by the P/P/S Component or Component manufacturer, including any warranties and indemnities for intellectual property infringement. Avnet warrants that when delivered to Nutanix the Components will be free and clear of liens, claims and encumbrances.

14.2	Avnet warrants that when delivered to Nutanix, as the case may be, all Products will be (i) integrated to conform with the current Nutanix Specifications (including agreed ECN revisions thereto) accepted by Avnet, (ii) free and clear of all liens, claims, encumbrances and other restrictions, and (iii) free from defects in workmanship for a period of [***] from the date of shipment. Nutanix shall be deemed the manufacturer of such Products.

14.3	Nutanix must notify Avnet in writing of any alleged breach of warranty within the warranty period.

14.4	Repaired Products returned to Nutanix shall be covered under the remaining portion of the original warranty period; provided however, that the specific repair shall be subject to a [***] warranty even if the original warranty period expires sooner.

14.5	Nutanix’s sole remedies for breach of Avnet’s warranty are, as mutually agreed to: (i) repair the Products or Components or P/P/S Components, or re-perform the Services; (ii) replace Products or Components, or P/P/S Components at no cost to Nutanix; or (iii) refund Nutanix the purchase Price of the Products, or cost of the Components, P/P/S Components or Services at issue.

14.6	P/P/S COMPONENTS NOT CONSIDERED OR DESIGNATED AS “NEW” BY THE PRODUCT MANUFACTURER OR SUPPLIER ARE SOLD STRICTLY “AS-IS” AND AVNET MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH PRODUCTS OR COMPONENTS.

14.7	THE WARRANTIES SET FORTH IN THIS SECTION ARE THE ONLY WARRANTIES MADE BY AVNET, AND AVNET MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND SERVICES SOLD HEREUNDER, INCLUDING BUT NOT LIMITED TO WARRANTY OF MERCHANTABILITY, FITNESS FOR PURPOSE OR NON-INFRINGEMENT.

14.8	Field Returns

14.8.1	For Products failing in the field, Nutanix may ship Product directly to Avnet in accordance with Avnet’s RMA process as provided herein.

14.8.2	Avnet will analyze any such RMA Product and, if a breach of warranty is found, then Avnet will repair, replace or refund the RMA Product within [***] of receipt by Avnet of the RMA Product and all required associated documentation.

14.8.3	Avnet may repair field Product, no more than [***] times and return such Products to Nutanix.

14.8.4	Avnet is responsible for all outbound freight and insurance charges to the Nutanix depot associated with verified defects on in-warranty Product. Nutanix will be responsible for

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all such freight and insurance charges associated with No Trouble Found (“NTF”) returns or expedited outbound shipping.

14.9	Out of Warranty Repairs

14.9.1	Avnet will make available an out-of-warranty repair service to Nutanix and to Nutanix’s End Customers for at least [***] after delivery of the last unit of Product from a volume production run at a mutually agreeable commercially reasonable price using the rates described in Section 6.7 herein. This obligation is conditioned on the required Components being commercially available.

14.9.2	At the end of the Product life cycle, Nutanix and Avnet shall mutually collaborate on a periodic forecast of requirements for service parts for such Products based upon agreed-to lead times for the service parts. If a Component vendor cannot support the product for [***], Avnet shall notify Nutanix of opportunities to procure these parts on behalf of Nutanix and inventory such parts at Nutanix’s expense or Nutanix shall purchase the parts directly from the Component vendor based on Nutanix’s last time buy requirements.

15.	ADMINISTRATION AND DISPUTES

15.1	For each Product shipment to Nutanix or its customers, Avnet will provide a copy of the applicable shipping Documentation to Nutanix including reference to the relevant Purchase Order, quantity shipped and shipping Documentation. This may be done via e-mail, facsimile, or electronic data interchange. If according to applicable law Nutanix has to act as exporter of record, Nutanix provides Avnet with the necessary documentation, in particular with a copy of the corresponding invoice.

15.2	Avnet will (at a minimum) on a [***] basis provide to Nutanix (i) an open Order status report which includes the status of all open Orders; (ii) an in-transit Order status report which includes the status of all Orders in transit detailing quantity, ship date, carrier and air waybill number; (iii) a projected ship plan for the following [***] and [***], or more frequently as mutually agreed, and (iv) an inventory of Products at each Avnet Integration Center where Nutanix Products are integrated. Avnet will provide a Purchase Price Variance (PPV) report on a [***] basis.

15.3	Nutanix’s designated Avnet business manager will conduct quarterly business reviews (QBR) with Avnet’s Nutanix account management team. Nutanix and Avnet will determine the location and times for these meetings. The parties will ensure appropriate participants from functional areas who capable of addressing the items on the QBR agenda. Typical agenda items will include:

•	Review Avnet’s performance over the past quarter, including key performance indicators such as on time ship, lead time and product quality

•	Review cost reduction plans and opportunities

•	Review action items and resolution

•	Identify opportunities and areas of improvement

•	Agree on commitments, set target dates, and define responsible persons to follow through

•	Review appropriate Avnet reports

•	Review Avnet quality and reliability improvement plans

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•	Review the accuracy of Nutanix’s forecasting process

•	Resolve any outstanding payment issues

15.4	In the event of any dispute arising from or regarding the subject matter of this Agreement, the Parties agree to negotiate in good faith an equitable resolution of the disputed matter. To this end, the Party seeking to initiate a lawsuit must formally request in writing that the other Party designate a senior executive employee with authority to bind that Party to meet to resolve the dispute within [***] in the offices of the other Party or other location agreed to by the Parties. The Parties may agree to include an independent mediator in the discussions. If the dispute is not resolved within [***] from the end of the period set forth above, then either Avnet or Nutanix may commence legal, equitable or other action. The requirements set forth above are a condition precedent to initiating a legal, equitable or other action. This provision is not applicable to joinder of parties or cross claims either Party may make in any proceeding, lawsuit, litigation or controversy that was not initiated by such Party.

16.	INTELLECTUAL PROPERTY

16.1	All existing Intellectual Property owned by or licensed to Nutanix (including but not limited to Product designs and integration and test processes) will continue to be owned by Nutanix. Nutanix hereby grants to Avnet under Nutanix’s Intellectual Property rights, a nonexclusive, worldwide, non-transferable, non-royalty bearing license to use the Nutanix Intellectual Property, including the Software, solely in conjunction with the performance of the Services. All other rights to the Nutanix Intellectual Property, including but not limited to the Software, are reserved to Nutanix. All existing Intellectual Property owned by or licensed to Avnet will continue to be owned by Avnet and accordingly, Nutanix is licensed to use such of it as may be necessary for Nutanix to exercise its rights pursuant to this Agreement.

16.2	With respect to Intellectual Property created through the performance of the Agreement, Nutanix shall own all Intellectual Property relating to the design and Specifications of the Products and Avnet shall own all Intellectual Property relating to the integration process and test design. Avnet will own the [***] intellectual property developed as part of providing the Services and the [***] will not be considered work made for hire. Avnet will grant to Nutanix an option to purchase an unrestricted license to the [***] Intellectual Property on fair and reasonable terms and for no more than $[***]. The parties shall enter into a separate agreement regarding this [***] Intellectual Property as well as any subsequent [***] Intellectual Property upon the request of Nutanix.

16.3	Except as provided above in this Section 16 nothing in this Agreement grants or can be capable of granting to a Party (whether directly or by implication, estoppel or otherwise) any rights to any Intellectual Property owned by or licensed to the other Party or any affiliate of that other Party, or any Intellectual Property rights owned by a third Party.

16.4	Nutanix Trademarks. Nutanix grants to Avnet a limited, non-exclusive, non-assignable, non-transferable, royalty free license to affix and apply the Nutanix Trademarks to the Products as directed by Nutanix for the sole purpose of performing the Services. In addition, Avnet may display the Nutanix Trademarks within the Integration Center in which it is performing the Services. Avnet shall not use Nutanix Trademarks for any other purpose and only in such manner as to preserve all rights of Nutanix. Avnet acquires no right to Nutanix Trademarks by

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its use and all uses by Avnet of the Nutanix Trademarks will inure to Nutanix’s sole benefit. As used herein, “Nutanix Trademarks” means those trademarks, trade names, service marks, slogans, designs, distinctive advertising, labels, logos, and other trade-identifying symbols as are or have been developed and used by Nutanix or any of its subsidiaries or affiliate companies and which Nutanix owns or has the right to use.

16.5	Nutanix represents that it will not: (i) distribute, sell, transfer or sublicense any Components or P/P/S Components as individual products, or remove, obscure or alter any associated trademarks or any ownership notices; or (ii) remove or alter any Avnet or third party supplier copyright notices, proprietary information notices or restricted rights notices contained in any of the relevant technology, Documentation, and confidential information, and shall affix to any media containing a copy of all or any portion thereof, all copyright notices, proprietary information notices and restricted rights notices as were affixed to the original media.

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17.	LIMITATION OF LIABILITY.

17.1	EXCEPT FOR LIABILITY ARISING UNDER EITHER PARTY’S INDEMNIFICATION OBLIGATION AS DESCRIBED IN SECTION 18.1 AND 18.3(B), AND BREACHES OF SECTION 19 “CONFIDENTIAL INFORMATION”, AVNET’S LIABILITY FOR AN EPIDEMIC FAILURE AS LIMITED BY SECTION 17.2 BELOW AND TO THE EXTENT PROHIBITED BY LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS, LOST VALUE, OR LOST SALES (WHETHER SUCH PROFITS, SAVINGS, VALUE, OR SALES ARE DIRECT, INDIRECT, CONSEQUENTIAL, OR OF ANOTHER NATURE), INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES UNDER ANY PART OF THIS AGREEMENT, EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

17.2	AVNET’S LIABILITY FOR EPIDEMIC FAILURE AS DESCRIBED IN SECTION 11.3 WILL NOT EXCEED [***] IN THE AMOUNT OF [***] UNDER THIS AGREEMENT DURING THE [***] PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

17.3	EXCEPT FOR NUTANIX’S PAYMENT OBLIGATIONS, LIABILITY ARISING UNDER EITHER PARTY’S INDEMNIFICATION OBLIGATION AS DESCRIBED IN SECTION 18.1 AND 18.3(B), AVNET’S LIABILITY FOR AN EPIDEMIC FAILURE AS DESCRIBED IN SECTION 11.3, BREACHES OF SECTION 19 “CONFIDENTIAL INFORMATION” AND TO THE EXTENT PROHIBITED BY LAW, NEITHER PARTY’S RECOVERY FROM THE OTHER PARTY FOR ANY CLAIM RELATED TO PRODUCTS OR SERVICES WILL EXCEED [***].

18.	INDEMNIFICATION

18.1	Indemnity by Nutanix. Nutanix shall fully defend Avnet and its Affiliates, officer, directors, employees and agents (“Avnet Indemnitees”) from and against any third Party claims, actions, suits, legal proceedings and demands arising out of or related to (a) infringement by the Nutanix Specifications or Software of any Intellectual Property of a third Party; (b) personal injury or death resulting or claimed to have resulted from any alleged defect in the Nutanix Specifications, Products or Software; (c) Avnet’s compliance with Nutanix Specifications, designs or instructions; (d) modification of any Product or P/P/S Component by Nutanix after delivery to Nutanix, if a claim would not have occurred but for such modification; (e) Nutanix’s violation of the terms of the Restriction of Use of Standard, Non-Standard, and Custom Components in Section 23; and shall indemnify and hold harmless the Avnet Indemnitees for all liabilities, damages, losses, judgments, settlements, costs and pay expenses as incurred in defense of such claims, including without limitation, attorney fees

18.2	Notwithstanding the terms above, Nutanix shall have no liability for any claims of any kind to the extent that they result from: (a) modifications to the Nutanix Specifications or Software made by a Party other than Nutanix prior to delivery to Nutanix (or not at Nutanix’s direction or with Nutanix’s agreement), if a claim would not have occurred but for such modifications; or (b) the combination, operation or use of the Software with equipment, devices, software or data not supplied by Nutanix, if a claim would not have occurred but for such combination, operation or use.

18.3	Indemnity by Avnet. Avnet shall fully defend Nutanix and its Affiliates, officer, directors, employees and agents (“Nutanix Indemnitees”) from and against any third Party claims, actions, suits, legal proceedings and demands arising out of or related to this Agreement (a) alleging that performance of the Service infringes an Intellectual Property right of a third Party Services without input or direction from Nutanix, or that is not specifically required in writing by Nutanix in its specified designs, processes or other instructions, or any deviations from such requirements by Avnet or its agents; (b) personal injury or death resulting or claimed to have resulted in the performance of the Services; and shall indemnify and hold harmless the Nutanix Indemnitees for all liabilities, damages, losses, judgments, settlements, costs and pay expenses as incurred in defense of such claims, including without limitation, attorney fees.

18.4	If either Party becomes aware of a claim under which it could seek indemnification (“Indemnification Claim”), the Party seeking indemnification (the “Indemnitee”) shall (a) promptly notify the Party from which indemnification is sought (the “Indemnitor”) of such claim; (b) provide commercially reasonable assistance and cooperate with the Indemnitor in the defense thereof; and (c) grant the Indemnitor sole control of the defense and settlement of the claim, including but not limited to the selection of outside counsel. The Indemnitee may participate in the defense of the claim and employ counsel at its own expense. The Indemnitor shall not settle a claim without the Indemnitees’ consent if such settlement imposes a payment or other obligation on the Indemnitee or seeks to impose any limitation on Indemnitee’s business, other than to discontinue using the infringing or allegedly infringing item, or requires the Indemnitee to admit fault or liability.

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18.5	If the Indemnitee is unable to lawfully exercise the rights and licenses granted to it under this Agreement as a result of a claim, the Indemnitor shall, at its own expense, procure for Indemnitee the right to exercise the rights and licenses granted to it under this Agreement or modify the subject of the Indemnification Claim such that it is no longer infringing, or re-perform with non-infringing Services.

THIS SECTION SETS FORTH EACH PARTY’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INTELLECTUAL PROPERTY INDEMNIFICATION CLAIMS AS DEFINED IN THIS SECTION 18.

19.	CONFIDENTIAL INFORMATION

19.1	The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms and conditions of the nondisclosure agreement in place between Avnet and Nutanix dated March 27, 2015 and attached as Exhibit F herein.

20.	TERM AND TERMINATION

20.1	The term of this Agreement shall commence on the Effective Date and continue for a period of three (3) years (“Initial Term”). After the Initial Term this Agreement will be automatically renewed for additional one (1) year period and each year thereafter unless either Party gives written Notice of termination at least one-hundred and eighty (180) days before the anniversary of the Initial Term or of any renewal term, as applicable.

20.2	Effect of Termination or Expiration. In the event of a termination or expiration of this Agreement, the provisions of this Agreement will continue to apply to all Orders placed by Nutanix prior to the effective date of such termination or expiration except for any Order, or portion thereof, canceled pursuant to “Termination for Cause”. Termination or expiration of this Agreement will not however relieve or release either Party from making payments which may be owing to the other Party under the terms of this Agreement.

20.3	Termination for Cause. Either Party may terminate this Agreement immediately for cause by giving written notice to the other Party in the event the other Party:

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20.3.1	becomes insolvent or unable to meet its obligations as they become due or files or has filed against a petition under the bankruptcy laws;

20.3.2	ceases to function as a going concern or to conduct its operations in the normal course of business;

20.3.3	except in as set forth in Section 25.8 the instances of a merger or acquisition, assigns or transfers, either voluntarily or by operation of law, any rights or obligations under this Agreement without consent of the Party seeking to terminate; or

20.3.4	materially breaches an obligation under this Agreement and such breach is not remedied within thirty (30) days of written notice of such breach.

21.	COMPLIANCE WITH LAWS

Avnet certifies that it is a distributor of “Commercial Items” as defined in FAR 2.101. Therefore, Avnet agrees to comply with only (i) the clauses in the Federal Acquisition Regulation (“FAR”) that are required to be inserted in subcontracts for commercial items as set forth in FAR 52.244-6(c)(1), FAR 52.212-5(e)(1), as well as (ii) the clauses in the Defense Federal Acquisition Regulation (“DFAR”) that by their particular terms are required to be flowed down in accordance with DFAR 252.244-7000 if it is a subcontract under a Department of Defense prime contract. Unless greater rights are provided by the manufacturer or supplier, Avnet agrees that is shall at a minimum deliver to Nutanix the technical data and the rights in that data that are customarily provided to the public by Avnet and its manufacturers and suppliers in connection with any Components or P/P/S Components delivered under this agreement, in accordance with FAR 12.211 and FAR 12.212. Avnet specifically rejects the flow down of the requirements of the Trade Agreements Act, FAR 52.225-5 or DFARS 252.225-7001 and the Buy American Act, FAR 52.225-1 or DFARS 252.225-7001. Avnet can only comply with any Preference for Domestic Specialty Metals regulation if the manufacturer or supplier represents and warrants the Components or P/P/S Components are compliant or Avnet is otherwise subject to an exemption. To assist Nutanix with Nutanix’s Product compliance requirements, upon Nutanix’s request, Avnet will request certificates of origin from the manufacturer or supplier of the Component or P/P/S Component delivered under this Agreement.

22.	RESTRICTIONS ON USE OF COMPONENTS AND P/P/S COMPONENTS

Components or P/P/S Components are not designed, intended or authorized for use in life support, life sustaining, nuclear, or other applications in which the failure of such Components or P/P/S Components could reasonably be expected to result in personal injury, loss of life or catastrophic property damage. If Nutanix sells or uses the Components or P/P/S Components for any purpose prohibited under this Agreement, or if Nutanix uses or sells the Components or P/P/S Components for use in any applications not designed, intended or authorized specifically by Avnet: (i) Nutanix acknowledges that such use or sale is at Nutanix’s sole risk; (ii) Nutanix agrees that Avnet and any of its licensors and suppliers are not liable, in whole or in part, for any claim or damage arising from such use; and (iii) Nutanix agrees to indemnify, defend and hold Avnet and its licensors and suppliers harmless from and against any and all claims, damages, losses, costs, expenses and liabilities arising out of or in connection with such use or sale.

23.	ENVIRONMENTAL COMPLIANCE

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Avnet’s environmental compliance information is located at www.avnet.com. Avnet will supply Nutanix with a current copy its corporate policy statement on EU RoHS2, China RoHS, EU REACH and Conflict Minerals, upon request.

24.	AUDIT

During the term of this Agreement, Nutanix’s shall have the right to audit [***] per [***], on [***] advance notice, and during normal Business Hours, the relevant, non-proprietary and non-confidential policies, processes and Documentation of Avnet to ensure compliance with Avnet’s quality obligations and agreed upon inventory levels in this Agreement. In addition, Avnet will provide in good faith [***], as well as [***]. Avnet will provide commercially reasonable assistance and cooperation in connection with the audit as required. The audit will be conducted at [***] expense. The scope of such audit will be limited to the previous [***] of business and may be conducted by a reputable third party auditor.

25.	GENERAL

25.1	Costs. Except as specifically provided herein, each Party will be solely responsible for its costs and expenses related to this Agreement and the activities contemplated by this Agreement, including but not limited to engineering work.

25.2	Interpretation. Unless otherwise indicated, the words “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.”

25.3	Freedom of Action. This Agreement shall in no way preclude either Party from independently developing, having developed, or acquiring, marketing, offering to sell or selling any products or services, nor shall it in any way preclude either Party from entering into any similar agreement with any third Party.

25.4	Obligations. There is no obligation for either Party to purchase or sell Products P/P/S Components or Services under this Agreement unless a valid Order is issued.

25.5	Force Majeure. Neither Party will be in default or liable for any delay or failure to comply with material aspects of this Agreement due to forces beyond their reasonable control, including but not limited to acts of god or nature, acts or omission of the other Party, operational disruptions, man-made or natural disasters, epidemic medical crises, material shortages, strikes, criminal acts, provided such Party immediately notifies the other and implements a reasonable mitigation plan and takes reasonable mitigating actions in response thereto.

25.6	Dispute Resolution. The senior management of each Party will attempt to settle any claim or dispute arising out of this agreement through negotiation in good faith and a spirit of mutual cooperation. After thirty (30) days, if those attempts fail, the parties may pursue litigation in accordance with the Governing Law section of this Agreement.

25.7	Governing Law. This Agreement will be governed in all respects by California law without any reference to any choice or conflict of laws provision of California or the law of any other jurisdiction. The parties hereby submit to the jurisdiction of the courts of California or any court of the United States sitting in California with subject matter jurisdiction, and waive any venue

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objections, in any litigation arising under or involving this Agreement. The parties exclude application of the 1980 United Nations Convention on Contracts for the International Sale of Goods, if applicable.

25.8	Assignment. Neither Party may assign or transfer this Agreement in whole or in part without the prior written consent of the other Party; provided, however, that (i) Nutanix may assign this Agreement in whole without such consent to an entity that acquires all or substantially all of its stock, business or assets and (ii) Avnet may assign this Agreement in whole to an Affiliate. If an assignment is made without consent of the other Party as described in parts (i) or (ii) in this Section, the Party making the assignment shall remain jointly and severally liable for any acts or omissions of the assignee under this Agreement. If either Party makes any attempt to transfer or assign this Agreement without the other Party’s written consent where required, the non-assigning Party shall have the option to immediately terminate this Agreement.

25.9	Regulatory Approvals. Avnet is responsible for the Product’s compliance with all applicable UL, CSA, FCC, and other approvals, standards and regulations agreed to by Avnet. Nutanix will designate Avnet’s appropriate Integration Center as the integration location for the purposes of such approvals. Avnet will cooperate with public and private regulatory organizations to allow periodic factory inspections at mutually agreeable times to maintain such approvals. Should the Products fail to meet the applicable approvals, standards or regulations due to a failure in Avnet’s integration process to comply with such approvals, standards or regulations, (a) Avnet may cease production, (b) Avnet will follow Nutanix’s reasonable direction to institute the required changes and (c) Avnet may require a delay in integration, without being in breach of this Agreement, until applicable qualifications are met.

25.10	Import/Export Requirements. Nutanix will provide Avnet with the country of origin information on detailed item level. Avnet will mark Products and P/P/S Components and packaging with, the country of origin provided by Nutanix for each Product so as to satisfy Nutanix’s requirements of customs authorities of the country of receipt and any other applicable laws. Each Party will comply with all applicable laws, regulations, orders, and policies including, but not limited to applicable environmental laws, export and import laws); it is knowledgeable with applicable supply chain security recommendations issued by applicable governments and industry standards organizations and will make commercially reasonable efforts to comply with such recommendations. Each Party will provide export information such as the ECCN, License Exception, HTS, Country of Origin, or CCATS to the other Party for the corresponding Products, P/P/S Components or Software, upon request and to the extent available. Nutanix shall notify Avnet in writing of any changes to the trade documentation, as optionally defined in any attachment or to the Products or P/P/S Components that invalidate the existing trade documentation. In such case, Nutanix shall promptly cause the Products or P/P/S Components to be recertified with valid trade documentation and shall immediately provide to Avnet in writing the new valid trade documentation. Nutanix will not export or re-export the Products, P/P/S Components, Components or Services and related technology and Documentation to any country or entity to which such export or re-export is prohibited, including any country or entity under sanction or embargoes administered by the United Nations, U.S. Department of Treasury, U.S. Department of Commerce or U.S. Department of State. Nutanix will not use the Products, P/P/S Components, Components or Services and related technology and Documentation in relation to nuclear, biological or chemical weapons or missile systems capable of delivering same, or in the development of any weapons of mass destruction.

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25.11	Data Privacy. Each Party will comply with all applicable data privacy laws and otherwise protect personal data and will not use, disclose, or transfer across borders personal data except as necessary to perform under this Agreement.

25.12	Relationship of the parties. Each Party is an independent contractor and neither Party is an agent, servant, representative, partner, joint venturer, or employee of the other or has any authority to assume or create any obligation or liability of any kind on behalf of the other.

25.13	Publicity/Agreement Terms Confidential. Except as otherwise set forth herein, neither Party shall publicize the existence of this Agreement nor refer to the other Party in connection with any promotion or publication without the prior written approval of such Party. Further, neither Party shall disclose the terms and conditions of this Agreement to any third Party, including but not limited to any financial terms, except as required by law or with the prior written consent of the non- disclosing Party.

25.14	Notices. Any and all written notices, communications, and deliveries between Nutanix and Avnet with reference to this Agreement shall be effective as of and deemed made on the date of mailing if sent by registered or certified mail, or by overnight courier, to the address of the other Party as follows:

IN THE CASE OF Avnet for business transacted in the Americas:

[***]

WITH A COPY TO:

Avnet, Inc.

Director of Contracts, EMA

2211 S. 47th Street

Phoenix, AZ 85034

IN THE CASE OF Avnet for business transacted in EMEA:

[***]

WITH A COPY TO:

Avnet Europe Comm VA

Director of Contracts, EMEA

Kouterveldstraat 20

B-1831

Belgium

IN THE CASE OF NUTANIX:

1740 Technology Drive, Suite 150

San Jose, CA 95110

Attention: Nutanix Legal

WITH A COPY TO: legal@nutanix.com

25.15	Severability. Should any provision herein be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be modified to reflect the intentions of the parties. All other terms and conditions shall remain in full force and effect.

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25.16	Waiver/Modification. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by an authorized representative of each Party. No failure or delay by either Party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall constitute a continuing waiver or a waiver of any similar provision unless expressly set forth in a writing signed by an authorized representative of each Party.

25.17	Amendment. This Agreement may be amended by the parties in writing executed by an authorized representative of each Party.

25.18	Days: Whenever a reference is made herein to “days”, the reference means business days, not calendar days, unless the reference is specifically to “calendar days”. Business days shall mean normal working days, Monday through Friday, excluding Federal and/or bank or public holidays observed by applicable parties.

25.19	FCPA. Each Party acknowledges that it is familiar with the Foreign Corrupt Practices Act (“FCPA”) of the United States, the UK Bribery Act 2010 and all applicable local laws relating to anti-corruption or anti-bribery (the “Anti-corruption Laws”). Each Party agrees not to violate the Anti-Corruption Laws with respect to the subject of this Agreement.

25.20	Electronics Signatures. The Agreement may be executed in counterparts. The parties agree to use electronics signatures and agree that any electronic signatures will be legally valid, effective and enforceable.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NUTANIX, INC.:		AVNET, INC.

By:	/s/ Duston Williams	By:	/s/ Gerry Fay
Name: Duston Williams		Name: Gerry Fay
Title: CFO		Title: President, EM Global
Date: 5/19/2016		Date: 20 May 2016 | 15:30 PT

NUTANIX NETHERLANDS, B.V.		AVNET EUROPE COMM. VA

By:	/s/ Manon Scheper	By:	/s/ Peter Bielefeld
Name: Manon Scheper		Name: Peter Bielefeld
Title: International Controller		Title: Permanent Representative / CFO
Date: 5/20/2016		Date: 25 May 2016 | 01:18 PT

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EXHIBIT A – Sample BOM Input File (Partial View Only)

[***]

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EXHIBIT B - Integration Test Requirements

The purpose of this Exhibit B is to provide an overview of the integration test plan, but the operative test plan is the Avnet Test Plan outlined in the Avnet build instructions agreed to by Nutanix and defined below. Please refer to the appropriate reference documents for assembly, packaging, and labeling specifications.

Pages 31 through 38 have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

1. Overview

[***]

2. General Integration Test Requirements

[***]

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[***]

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[***]

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[***]

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[***]

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[***]

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[***]

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[***]

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Appendix B-1: Example Test Coverage Matrix

[***]

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Appendix B-2: Genealogy Example

[***]

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Appendix B-3: Test Log Example

[***]

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EXHIBIT C – Quality Plan

This Exhibit outlines the Quality System and Product Quality Requirements to Avnet. It is Nutanix’s intention to establish an open quality management relationship with Avnet.

1.	AVNET RESOURCE COMMITMENTS

A.	Avnet shall appoint a dedicated project/program manager, with supporting infrastructure, who will be responsible for Product Quality and Delivery Date commitments.

B.	Avnet and Nutanix shall jointly create an integration, test and quality plan for all new products.

C.	Avnet commits to continuously use a consistent integration and test process, across all Integration Centers.

D.	Avnet agrees to participate in and work towards owning selection, qualification and sustaining quality of Components.

E.	Avnet commits to providing consistent quality and other applicable data as defined in this Exhibit.

2.	NEW PRODUCT INTRODUCTION (“NPI”)

A.	Avnet agrees to create a NPI readiness plan containing the following:

•	Schedule

•	Materials status

•	Component Engineering

•	Integration Engineering

•	Test Engineering

•	Quality

•	Capacity

•	Documentation

B.	Avnet agrees to participate (only from a build perspective) in an early supplier involvement (“ESI”) program inclusive of:

•	Design for Manufacturability (“DFM”), Design for Testability (“DFT”) and Failure Mode and Effects Analysis (“FMEA”) reviews.

•	Selection, qualification and ongoing ownership of certain Components.

•	Test process development.

C.	Avnet agrees to manage overall plan and provide updates on a weekly basis until agreed Product release (“PR”) and quality goals are achieved.

D.	After each NPI build cycle, Avnet will provide Nutanix with a written report of the build, including actual results versus build exit criteria. Any exit criterion not met must have achievable corrective actions implemented before the next build commences.

E.	A formal post-mortem will be held as required within 30 days after Product release of each new Product at which the top three issues impeding volume ramp should be identified and published to Nutanix.

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F.	Avnet agrees to complete First Article inspections on all new products at every Avnet Integration Center used to integrate Product for Nutanix.

G.	Avnet agrees to purchase volume related and Nutanix approved test fixtures as needed to run efficient Integration Centers. Nutanix will either purchase and consign, or reimburse Avnet for fixtures and associated spares as identified below.

H.	Avnet agrees to use statistical techniques to determine prototype/pilot lot size with the aim of ensuring attainment of delivered quality levels

3.	PROCESS QUALIFICATION AND IMPROVEMENT

Prior to the start of volume shipments Nutanix and Avnet will conduct a first production run (“First Production Run”) with the goal of meeting a target yield. The First Production Run is a controlled build of a predetermined number of units with the purpose of demonstrating the capability of the process to produce defect free product in a cost efficient way. Nutanix’s Quality Engineer and Avnet’s representative will determine prior to the start of the volume production the target yield for the First Production Run.

3.1	If the target yield is reached, the process is considered capable and ready for volume production.

3.2.	If the target yield is not met, the Nutanix Quality Engineer and Avnet’s representative will jointly develop a corrective action plan to improve the process yield. When the corrective actions have been implemented, the proposed Product will remain in First Production Run status until the target yield is reached. If this build meets the predetermined goals, the volume production can begin. If the yield is not met, the corrective action process will be duplicated until the predetermined yield criterion is reached.

3.3.	Once volume production starts, the Nutanix Supply Base Engineer and Avnet’s representative will agree on a Quality Improvement Plan (QIP). The QIP will set targets for quarterly yield or process improvements. If the quarterly goals are not reached, the Nutanix and Avnet will determine what corrective actions are necessary to reach the quarterly goals.

4.	PRODUCT QUALITY

4.1	Product Quality Goals

Avnet and Nutanix shall jointly agree to negotiate in good faith the following quality goals for existing and new Products using the matrix below.

Phase	Hi Pot	Node Test	Final System Test (FST)	Imaging	Burn In
First Production Run
+Q1

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+Q2
+Q3
+Q4

4.2	On-Going Reliability Testing

Nutanix will require the use of an On-going Reliability Test (ORT) as a measure of the production process performance.

A.	Prior to the start of volume production Nutanix’s Quality Engineer and Avnet’s representative will agree on the how the On-going Reliability test will be implemented.

B.	If there is a failure in the ORT, Avnet will immediately notify Nutanix’s Quality Engineer. Avnet’ representative and Nutanix’s QE will immediately start the failure analysis process and take any corrective action necessary. When the failure analysis is completed, the Nutanix QE will inform Nutanix’s Manager of Process and Product Quality of the findings and the status of the corrective action.

4.3	Initial Field Incidence Rates (IFIR)

A.	Nutanix will use Initial Field Incidence Rates (IFIR) as a measure of Avnet performance. This is rate is calculated as the average number of returns over the last three months divided by the installed base, then multiplied by twelve to give an annualized rate.

B.	If the IFIR of the unit integrated by Avnet for Nutanix exceeds the Normal Annualized IFIR called out in the Product specification, Avnet and Nutanix will mutually implement a program to determine the root causes of the IFIR and implement corrective actions.

5.0	PROCESS REPORTING REQUIREMENTS

A.	Prior to the start of volume production, Nutanix’s Quality Engineer and Avnet’s representative will agree on the content, format and frequency of the Process reports.

B.	The Process Reports will include, at a minimum:

(i)	All test yields at each process point (including Functional Test, Burn-In, , FST, Imaging, Hi Pot) on trend charts.

(ii)	Pareto of all defects (including Component defects)

(iii)	Root Cause and Corrective Actions in process to address the significant defects including a summary of ongoing Component failure analysis.

C.	Nutanix will, as far as practical, use Avnet’s data collection process and reports, provided they meet Nutanix’s requirements. The data will be sent electronically, weekly or upon request only as agreed.

D.	Avnet agrees to provide failure analysis reports and corrective action reports on a weekly basis for all Rejected Product repaired and shipped to Nutanix the previous week, and work with Nutanix to determine need for corrective action on out of production Products. The weekly reports shall include at a minimum the following information:

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(i)	Product part number and serial number

(ii)	Nutanix perceived symptom

(iii)	Avnet perceived symptom

(iv)	defect found

(v)	root cause

(vi)	corrective action, if applicable; and

(vii)	preventative action, if applicable.

E.	Avnet shall provide a monthly RMA analysis report summary including the above items.

6.	PRODUCT OR PROCESS CHANGES

A.	Prior to the start of production, Nutanix’s Manufacturing Engineer and Avnet’s representative will determine the key steps of the process flow. The key steps of the process flow shall be documented using either Nutanix’s documentation or Avnet’s Documentation, and shall include applicable operating procedures, process control points and quality goals by stage.

B.	Once the key process steps are defined, they cannot be changed without written notification and approval from the Nutanix Manufacturing Engineer prior to the implementation of the change. Major changes in Product, test process or integration process will require the express written permission of Nutanix’s manufacturing engineer prior to implementing any such changes, and will generally need to be accompanied by a formal development and/or re-qualification plan.

Examples of major changes are:

•	Test program/fixture/equipment/time changes

•	Test control limits

•	Line Layout

•	Relocation of Integration Center

•	Use of Hand tools (vs. torque drivers)

•	Use of Materials not on the Approved Vendor List (AVL)

C.	Audits. Avnet shall maintain and execute to an internal audit program on quality.

7.	TEST PROCESS/CONTROLS

A.	All NTF’s must be subject to product-specific extended testing prior to shipment to Nutanix. The exact testing requirements will be defined and agreed upon by Nutanix’s Quality Engineer and Avnet’s representative.

B.	Nutanix Engineering will provide on an ongoing basis, all necessary tools, diagnostic routines and training to Avnet personnel to become proficient at test and debug of Nutanix products. For products that fail Functional Test, Avnet will track and document each repair operation for each assembly, and provide a weekly report to Nutanix of the status of each product. The reports shall be regularly reviewed with Nutanix with the intent of having failed product repaired and/or dispositioned within [***]. Once the total dollar amount of units that have failed Functional Test exceeds an agreed-upon threshold at any given time, Avnet agrees to put together a corrective action plan within [***] to address this.

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C.	Failed units will be reviewed by Avnet engineering to determine the impact of previous repairs on the integrity of each product, and assess whether further repairs are possible. Units deemed to be unrepairable by Avnet engineering will be reviewed with Nutanix’s Quality Engineer for disposition. Units that are deemed unrepairable because of Avnet workmanship issues shall be scrapped at Avnet’s expense.

D.	Avnet shall provide Nutanix a weekly analysis and report of all failed Product. This analysis shall segregate Product into two (2) categories: (i) Avnet line fallout and (ii) Field Returns. The analysis will track failed Product on a weekly basis until such Product is returned to Nutanix or scrapped. The age analysis shall designate how long the Product has been in the repair cycle, and how many times the Product has been through test. This analysis will be sent to Nutanix each week and updated within a given week with commercially reasonable efforts upon Nutanix’s request.

8.	GENERAL REQUIREMENTS

A.	At a minimum Avnet must meet the requirements of ISO 9000 and ISO 14001.

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EXHIBIT D – [***]

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[***]

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[***]

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EXHIBIT E – Product List

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[***]

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[***]

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[***]

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[***]

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[***]

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[***]

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EXHIBIT F – Nutanix/Avnet NDA

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EXHIBIT G – Nutanix Owned Inventory

1. NOI may be established for a specific or varying quantity of NOI that are periodically replenished. NOI is established when Avnet agrees to store and invoices Nutanix for Products, or where Avnet issues a zero dollar purchase order when receiving products or components from Nutanix or selling Components or subassemblies to Nutanix. Nutanix will specify the NOI (and if applicable, any limit on the quantities) to be stored and Nutanix will provide Avnet an accurate description and verifiable value of the NOI. The parties may add NOI by following the same process noted in this Section 1.

2. Avnet shall track the NOI in its possession and maintain inventory control for such NOI. Avnet shall provide a weekly report to Nutanix with regard to such NOI in its possession. At the end of each Nutanix fiscal quarter, Avnet shall perform a physical inventory count of the NOI and ensure that the weekly reports referenced above are accurate.

3. Title and risk of loss transfers to Nutanix upon conversion to NOI. If a loss to NOI occurs while in Avnet’s possession due to Avnet’s negligence, gross negligence or intentional misconduct, Avnet (subject to any limitations set forth in this Agreement), at its election, will either repair or replace the NOI, or reimburse Nutanix for the price it paid to Avnet for the damaged NOI.

4. Avnet will hold NOI up to [***] without charge. At the end of [***], Avnet will charge Nutanix a monthly storage fee of [***]percent ([***]%) of the value of the NOI for a period not to exceed [***]. The storage fee will not include items classified as low or zero dollar value, peripherals, and add-ons. At the end of the [***] storage period, Avnet will ship the NOI back to Nutanix at Nutanix’s expense.

5. Avnet will process any quality or performance issues in accordance with any warranty provided by Avnet or any applicable written agreement between Avnet and Nutanix. Due to space availability, if Nutanix has not used NOI for a period of [***] from date of NOI receipt by Avnet or if Nutanix has not taken any action or is in delay according to the Agreement or SOW (as applicable), Avnet reserves the right to return NOI to Nutanix (or a designee of Nutanix) at Nutanix’s expense.

6. Either party may terminate, without cause, the arrangement for Avnet to store NOI by providing [***] prior written notice to the other party. Notwithstanding the foregoing, Avnet may only terminate without cause upon Nutanix’s prior written approval, which shall not be unreasonably withheld. Avnet may terminate this arrangement to store certain or all NOI at any time upon breach of this Agreement which breach has not been remedied within thirty (30) days. Avnet’s termination of its arrangement to store NOI will apply only to the NOI specified in the termination notice. Termination of the entire NOI storage arrangement will not automatically terminate this Agreement. NOI will continue for the initial storage term (if any) agreed upon by the parties and will continue until terminated as provided in this Section 5.

7. Upon termination, Avnet will ship the affected NOI to Nutanix or, at Nutanix’s election, to Nutanix’s designated location, as specified in writing by Nutanix upon receipt of an Order from Nutanix or, if no Order is provided, by referencing this Agreement on the invoice. Nutanix will pay for all freight charges, unless otherwise agreed to in writing by the parties.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8. Avnet’s storage of NOI will not extend or modify the applicable manufacturer’s warranty period or any applicable Avnet limited warranties.

9. Without Avnet’s express written approval, Nutanix may not transfer ownership of NOI in Avnet’s possession.

10. Avnet will, as directed by Nutanix, ship NOI to Nutanix or Nutanix’s designated location upon receipt of an Order from Nutanix or, if no Order is provided, by referencing this Agreement on the invoice. Avnet will have the right to take possession of that portion of the NOI necessary to cure Nutanix’s indebtedness, whether for Nutanix’s purchase of Products, Components, P/P/S Components, Services or under any applicable statute, should Nutanix default on any obligations owed to Avnet.

11. Nutanix at its expense, will obtain and keep in force during the term of this Agreement an “All Risk” property insurance policy insuring against loss or damage to the NOI. Nutanix will maintain in full force and effect throughout the term of this Agreement adequate insurance coverage against its liabilities under this Agreement. If requested by Avnet, Nutanix shall provide Avnet with copies of the relevant certificates of insurance.

12. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. All terms and conditions of the Agreement remain in full force and effect.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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